SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Section 240.14a-11c or Section 240.14a-12

NACCO INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5875 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO 44124-4017

NOTICE OF ANNUAL MEETING

       The Annual Meeting of stockholders of NACCO Industries, Inc. (the “Company”) will be held on Wednesday, May 12, 2004 at 9:00 A.M., at 5875 Landerbrook Drive, Mayfield Heights, Ohio, for the following purposes:

(1)	To elect twelve directors for the ensuing year.

(2)	To confirm the appointment of the independent auditors of the Company for the current fiscal year.

(3)	To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 15, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

CHARLES A. BITTENBENDER
Secretary

March 18, 2004

     The Company’s Annual Report for the year ended December 31, 2003 is being mailed to stockholders concurrently herewith. The Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

     Please promptly fill out, sign, date and mail the enclosed form(s) of proxy if you do not expect to be present at the Annual Meeting. If you hold shares of both Class A Common Stock and Class B Common Stock, two forms of proxy are enclosed and BOTH should be filled out and returned. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

5875 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO 44124-4017

PROXY STATEMENT – March 18, 2004

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NACCO Industries, Inc., a Delaware corporation (the “Company”), of proxies to be used at the annual meeting of stockholders of the Company to be held on May 12, 2004 (the “Annual Meeting”). This Proxy Statement and the related form(s) of proxy are being mailed to stockholders commencing on or about March 18, 2004.

      If the enclosed form(s) of proxy are executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted for the election of each director nominee, for the confirmation of the appointment of the independent auditors, and as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in their own discretion. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.

      Stockholders of record at the close of business on March 15, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,591,233 shares of Class A Common Stock, par value $1.00 per share (“Class A Common”), and 1,620,091 shares of Class B Common Stock, par value $1.00 per share (“Class B Common”). Each share of Class A Common is entitled to one vote for a nominee for each of the twelve directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting.

      At the Annual Meeting, in accordance with Delaware law and the Company’s By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and the Company’s By-Laws, the holders of a majority of the Company’s stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not voted on all, of the proposals to come before the Annual Meeting (“broker non-votes”) as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.

      Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, the twelve director nominees receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company’s By-Laws, the holders of a majority of the voting power of the Company’s stock which is present in person or by proxy, and which is actually voted, will decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether a proposal has received the requisite approval by the Company’s stockholders.

      In accordance with Delaware law and the Company’s By-Laws, the Company may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

BUSINESS TO BE TRANSACTED

1. Election of Directors

      It is intended that shares represented by proxies in the enclosed form(s) will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company and were elected at the Company’s 2003 annual meeting of stockholders. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.

		Principal Occupation and Business
		Experience During Last Five Years and	Director
Name	Age	Other Directorships in Public Companies	Since

Owsley Brown II	61	Chairman and Chief Executive Officer of Brown-Forman Corporation (a diversified producer and marketer of consumer products). Also director of Brown-Forman Corporation.	1993
Robert M. Gates	60	President, Texas A&M University since 2002. Since prior to 1999, consultant, author and lecturer. From 1999 to 2001, Dean, George Bush School of Government and Public Service, Texas A&M University. Former Director of Central Intelligence for the United States. Former Assistant to the President of the United States and Deputy for National Security Affairs, National Security Council. Also director of Parker Drilling Company and Brinker International, Inc. and trustee of Fidelity Funds.	1993
Leon J. Hendrix, Jr.	62	Chairman of Remington Arms Company, Inc. (a manufacturer and marketer of sporting arms and ammunition). From prior to 1999 to 2000, Principal, Clayton, Dubilier & Rice, Inc. (private investment firm). Also director of Cambrex Corp., Keithley Instruments, Inc. and Remington Arms Company, Inc.	1995
David H. Hoag	64	Retired Chairman and Chief Executive Officer of The LTV Corporation (an integrated steel producer). From prior to 1999 to 1999, Chairman of The LTV Corporation, which filed for Chapter 11 bankruptcy protection in December 2000. Also director of The Lubrizol Corporation, The Chubb Corporation, PolyOne Corporation and Brush Engineered Materials Inc.	1999
Dennis W. LaBarre	61	Partner in the law firm of Jones Day.	1982
Richard de J. Osborne	70	Retired Chairman and Chief Executive Officer of ASARCO Incorporated (a leading producer of non-ferrous metals). From prior to 1999 to 1999, Chairman and Chief Executive Officer of ASARCO Incorporated. From 2002 to 2003, Chairman (Non-executive) of Schering-Plough Corporation (a research-based pharmaceuticals company). Also Chairman (Non-executive) and director of Datawatch Corp. and director of Goodrich Corporation and Schering-Plough Corporation.	1998
Alfred M. Rankin, Jr.	62	Chairman, President and Chief Executive Officer of the Company. Also director of Goodrich Corporation and The Vanguard Group.	1972
Ian M. Ross	76	President Emeritus of AT&T Bell Laboratories (the research and development subsidiary of AT&T).	1995

		Principal Occupation and Business
		Experience During Last Five Years and	Director
Name	Age	Other Directorships in Public Companies	Since

Michael E. Shannon	67	President, MEShannon & Associates, Inc. (a private firm specializing in corporate finance and investments) since 2000. Prior to 2000 (1996-1999), Chairman, Chief Financial and Administrative Officer, Ecolab, Inc. (a Fortune 500 specialty chemicals company). Also director of The Clorox Company, Apogee Enterprises, Inc. and CenterPoint Energy, Inc.	2002
Britton T. Taplin	47	Principal, Western Skies Group, Inc. (a developer of medical office and healthcare-related facilities).	1992
David F. Taplin	54	Self-employed (tree farming).	1997
John F. Turben	68	Chairman of Kirtland Capital Corporation and Senior Managing Partner of Kirtland Capital Partners (private investment partnership). Also director of PVC Container Corporation and Instron Corporation.	1997

Beneficial Ownership of Class A Common and Class B Common

      Set forth in the following tables is the indicated information as of December 31, 2003 (except as otherwise indicated) with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by the directors, the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries during 2003 (the “Named Executive Officers”) and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), which provide, among other things, that (a) a person is deemed to be the beneficial owner of Class A Common or Class B Common if such person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within 60 days, and (b) when two or more persons agree to act together for the purpose of holding, voting or disposing of Class A Common or Class B Common, as the case may be, the group formed thereby is deemed to be a person which has acquired beneficial ownership of all Class A Common or Class B Common, as the case may be, beneficially owned by each member of the group. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

      Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together on matters submitted to a vote of NACCO’s stockholders.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

CLASS A COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)(2)

Clara Taplin Rankin	Class A	—		752,295	(3)	752,295	(3)	11.42%
3151 Chagrin River Road Chagrin Falls, OH 44022

Rankin Associates II, L.P., et al. (4)	Class A		(4)		(4)	738,295	(4)	11.21%
Suite 300 5875 Landerbrook Drive Mayfield Hts., OH 44124-4017

Thomas E. Taplin	Class A	439,000		—		439,000		6.67%
950 South Cherry St. #506 Denver, CO 80246

Brandywine Asset Management, LLC (5)	Class A	407,058	(5)	—		407,058	(5)	6.18%
Three Christina Centre, Suite 1200 201 North Walnut Street Wilmington, DE 19801

Pzena Investment Management, LLC (6)	Class A	391,800	(6)	—		391,800	(6)	5.95%
120 West 45th Street, 34th Floor New York, NY 10036

Barclays Global, et al. (7)	Class A	322,888	(7)	—		357,433	(7)	5.43%
45 Fremont Street San Francisco, CA 94105

Dimensional Fund Advisors Inc. (8)	Class A	335,000	(8)	—		335,000	(8)	5.09%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Margaret E. Taplin	Class A	291,048	(9)	—		291,048	(9)	4.42%
55 Armour Road Princeton, NJ 08540

Owsley Brown II	Class A	3,684		1,000	(10)	4,747	(10)	—

Robert M. Gates	Class A	2,804		—		2,866	(11)	—

Leon J. Hendrix, Jr.	Class A	7,544		—		7,756	(12)	0.12%

David H. Hoag	Class A	1,704		—		1,767	(13)	—

Dennis W. LaBarre	Class A	3,617		—		3,680	(14)	—

Richard de J. Osborne	Class A	1,787		200		2,049	(15)	—

Alfred M. Rankin, Jr.	Class A	130,110		933,125	(16)	1,063,235	(16)	16.15%

Ian M. Ross	Class A	2,743		—		2,805	(17)	—

Michael E. Shannon	Class A	792		—		855	(18)	—

Britton T. Taplin	Class A	26,447		—		26,509	(19)	0.40%

David F. Taplin	Class A	18,880		500		19,442	(20)	0.30%

John F. Turben	Class A	6,622		—		6,699	(21)	0.10%

Reginald R. Eklund	Class A	—		1,000		1,000		—

Michael J. Morecroft	Class A	—		—		—		—

Clifford R. Miercort	Class A	—		—		—		—

Frank G. Muller	Class A	178		—		178		—

All executive officers and directors as a group (44 persons)	Class A	235,577		936,430	(22)	1,172,858	(22)	17.81%

(1)	The shares that the directors had the right to acquire within 60 days of December 31, 2003 were deemed to be outstanding as of such date for purposes of calculating the percentage owned at such date by such person or group pursuant to Rule 13d-3 under the Exchange Act.

(2)	Less than 0.10%, except as otherwise indicated.

(3)	A Schedule 13D, which was filed with the SEC with respect to Class A Common Stock and most recently amended on February 17, 2004 (the “Class A 13D”), reported that Clara Taplin Rankin (a) may be deemed to be a member of the group described in note (4) below as a result of holding limited partnership interests in Rankin Associates II, L.P. (“Associates”) and may thereby be deemed to beneficially own, and share the power to dispose of, 738,295 shares of Class A Common, and (b) shares voting and investment power over 14,000 shares of Class A Common held in a trust for her benefit.

(4)	The Class A 13D reported that Associates, the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. (“RMI”), the general partner of Associates, may be deemed a “group” as defined under the Exchange Act and may be deemed as a group to beneficially own 738,295 shares of Class A Common. Although Associates holds the 738,295 shares of Class A Common, it does not have any power to vote or to dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all partnership interests in Associates.

(5)	A Schedule 13G filed with the SEC with respect to Class A Common on February 17, 2004 reported that Brandywine Asset Management, LLC (“Brandywine”) beneficially owns the shares of Class A Common reported herein as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act. Various accounts managed by Brandywine have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported. No single account owns more than five percent of the Class A Common outstanding.

(6)	A Schedule 13G/ A filed with the SEC with respect to Class A Common on February 12, 2004 reported that Pzena Investment Management, LLC beneficially owns the shares of Class A Common reported herein as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act. Clients of the filing investment manager have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of sale of, the securities reported. No interest of any one of such clients relates to more than five percent of the Class A Common.

(7)	A Schedule 13G filed with the SEC with respect to the Class A Common on February 17, 2004 reported that Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited are the beneficial owners of the shares of Class A Common reported herein as a result of the companies being banks as defined in Section 3(a)(6) of the Exchange Act and the shares being held by the companies in trust accounts for the economic benefit of the beneficiaries of those accounts.

(8)	A Schedule 13G/ A filed with the SEC with respect to Class A Common on February 6, 2004 reported that Dimensional Fund Advisors Inc. (“Dimensional”) beneficially owns the shares of Class A Common reported herein as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act that furnishes investment advice to four investment companies registered under the Investment Company Act and serving as an investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”) which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares of Class A Common owned by the Funds. However, all shares of Class A Common reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

(9)	Margaret E. Taplin has sole voting and investment power over 288,470 shares of Class A Common held in trust for her benefit; and 2,578 shares of Class A Common held in an agency account for her benefit.

(10)	Owsley Brown II is deemed to share with his spouse voting and investment power over 1,000 shares of Class A Common held by Mr. Brown’s spouse; however, Mr. Brown disclaims beneficial ownership of such shares. The aggregate amount of Class A Common beneficially owned by Mr. Brown includes 63 shares of Class A Common, which he had the right to acquire within 60 days after December 31, 2003 pursuant to the Company’s Non-Employee Directors’ Equity Compensation Plan (the “Non-Employee Directors’ Plan”).

(11)	Includes 62 shares of Class A Common, which Mr. Gates had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(12)	Includes 212 shares of Class A Common, which Mr. Hendrix had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(13)	Includes 63 shares of Class A Common, which Mr. Hoag had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(14)	Includes 63 shares of Class A Common, which Mr. LaBarre had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(15)	Includes 62 shares of Class A Common, which Mr. Osborne had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(16)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (4) above as a result of holding limited partnership interests in Associates and may thereby be deemed to beneficially own, and share the power to dispose of, 738,295 shares of Class A Common. Mr. Rankin disclaims beneficial ownership of 928,363 shares of Class A Common held by (a) members of Mr. Rankin’s family, (b) charitable trusts, (c) trusts for the benefit of Mr. Rankin’s family and (d) Associates to the extent in excess of his pecuniary interest in such entity.

(17)	Includes 62 shares of Class A Common, which Dr. Ross had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(18)	Includes 63 shares of Class A Common, which Mr. Shannon had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(19)	Includes 62 shares of Class A Common, which Mr. Britton T. Taplin had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(20)	Includes 62 shares of Class A Common, which Mr. David F. Taplin had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(21)	Includes 77 shares of Class A Common, which Mr. Turben had the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan.

(22)	The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Brown has disclaimed beneficial ownership in note (10) above and Mr. Rankin has disclaimed beneficial ownership in note (16) above. The aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group also includes shares that the directors and executive officers have the right to acquire within 60 days after December 31, 2003 pursuant to the Non-Employee Directors’ Plan as described in the notes above.

CLASS B COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

Clara Taplin Rankin, et al. (2)	Class B		(2)		(2)	1,542,757	(2)	95.14%
c/o National City Bank Corporate Trust Operations P.O. Box 92301, Dept. 5352 Cleveland, OH 44193-0900

Clara Taplin Rankin	Class B	—		479,371	(3)	479,371	(3)	29.56%
3151 Chagrin River Road Chagrin Falls, OH 44022

Rankin Associates I, L.P., et al. (4)	Class B		(4)		(4)	472,371	(4)	29.13%
Suite 300 5875 Landerbrook Drive Mayfield Hts., OH 44124-4017

Thomas E. Taplin	Class B	317,000	(5)	—		317,000	(5)	19.55%
950 South Cherry St. #506 Denver, CO 80246

Margaret E. Taplin	Class B	292,215	(6)	—		292,215	(6)	18.02%
55 Armour Road Princeton, NJ 08540

Owsley Brown II	Class B	—		—		—		—

Robert M. Gates	Class B	—		—		—		—

Leon J. Hendrix, Jr.	Class B	—		—		—		—

David H. Hoag	Class B	—		—		—		—

Dennis W. LaBarre	Class B	100		—		100		—

Richard de J. Osborne	Class B	—		—		—		—

Alfred M. Rankin, Jr.	Class B	36,624	(7)	479,371	(7)	515,995	(7)	31.82%

Ian M. Ross	Class B	—		—		—		—

Michael E. Shannon	Class B	—		—		—		—

Britton T. Taplin	Class B	7,495	(8)	—		7,495	(8)	0.46%

David F. Taplin	Class B	15,883	(9)	—		15,883	(9)	0.98%

John F. Turben	Class B	—		—		—		—

Reginald R. Eklund	Class B	—		—		—		—

Michael J. Morecroft	Class B	—		—		—		—

Clifford R. Miercort	Class B	—		1,000		1,000		—

Frank G. Muller	Class B	—		—		—		—

All executive officers and directors as a group (44 persons)	Class B	61,977	(10)	480,371	(10)	542,348	(10)	33.44%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 17, 2004 (the “Stockholders 13D”), reported that, except for NACCO and National City Bank, as depository, the signatories to the stockholders’ agreement, dated as of March 15, 1990 (the “stockholders’ agreement”), together in certain cases with trusts and custodianships (collectively, the “Signatories”), may be deemed to be a “group” as defined under the Exchange Act (the “Stockholder Group”) and may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders’ agreement, which is an aggregate of 1,542,757 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders’ agreement constitute 95.14% of the Class B Common outstanding on December 31, 2003, or 67.66% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, the Company may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B Common.

(3)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 17, 2004 (the “Class B 13D”), reported that Clara Taplin Rankin (a) may be deemed to be a member of the group described in note (4) below as a result of holding limited partnership interests in Rankin Associates I, L.P. (the “Partnership”) and may thereby be deemed to beneficially own, and share the power to dispose of, 472,371 shares of Class B Common, and (b) shares voting and investment power over 7,000 shares of Class B Common held in a trust for her benefit. The Stockholders 13D reported that the Class B Common beneficially owned by Clara Taplin Rankin is subject to the stockholders’ agreement.

(4)	The Class B 13D reported that the Partnership and the individuals and entities holding limited partnership interests in the Partnership may be deemed a “group” as defined under the Exchange Act and may be deemed as a group to beneficially own 472,371 shares of Class B Common. Although the Partnership holds the 472,371 shares of Class B Common, it does not have any power to vote or to dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of the Partnership, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning a least a majority of the general partnership interests. Each of the individuals and entities holding limited partnership interests in the Partnership, as trustees and/or primary beneficiaries of trusts acting as general and limited partners of the Partnership, share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of the Partnership, the Partnership may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of general partners owning more than 75% of the general partnership interests and the consent of the holders of more than 75% of all Partnership interests. The Stockholders 13D reported that the Class B Common beneficially owned by the Partnership and each of the individuals and entities holding limited partnership interests in the Partnership is also subject to the stockholders’ agreement.

(5)	Thomas E. Taplin shares voting and investment power over 317,000 shares of Class B Common held in a trust for his benefit. The Stockholders 13D reported that the Class B Common beneficially owned by Thomas E. Taplin is subject to the stockholders’ agreement.

(6)	Margaret E. Taplin has voting and investment power over 284,728 shares of Class B Common held in a trust for her benefit; and 7,487 shares of Class B Common held in an agency account for her benefit. The Class B Common beneficially owned by Margaret E. Taplin is subject to the stockholders’ agreement.

(7)	Alfred M. Rankin, Jr. is deemed to be a member of the group described in note (4) above as a result of holding limited partnership interests in the Partnership and is thereby deemed to beneficially own, and share the power to dispose of, 472,371 shares of Class B Common. Mr. Rankin disclaims beneficial ownership of 371,445 shares of Class B Common held by (a) members of Mr. Rankin’s family, (b) charitable trusts, (c) trusts for the benefit of Mr. Rankin’s family and (d) the Partnership to the extent in excess of his pecuniary interest in such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders’ agreement.

(8)	The Stockholders 13D reported that the Class B Common beneficially owned by Britton T. Taplin is subject to the stockholders’ agreement.

(9)	The Stockholders 13D reported that the Class B Common beneficially owned by David F. Taplin is subject to the stockholders’ agreement.

(10)	The aggregate amount of Class B Common beneficially owned by all executive officers and directors and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (7) above.

      Thomas E. Taplin is Clara Taplin Rankin’s brother and Margaret E. Taplin is the sister-in-law of Clara Taplin Rankin and Thomas E. Taplin. Britton T. Taplin is the son of Thomas E. Taplin, and David F. Taplin is the step-son of Margaret E. Taplin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables (including shares as to which such persons had the right to acquire beneficial ownership within 60 days after December 31, 2003, pursuant to the Non-Employee Directors’ Plan) equals 1,850,998 shares, or 28.11%, of the Class A Common and 1,148,588 shares, or 70.83%, of the Class B Common outstanding on December 31, 2003 (including shares deemed to be outstanding for purposes of calculating the percentage owned pursuant to Rule 13d-3 under the Exchange Act). The combined beneficial ownership of all directors of the Company (including shares as to which the directors had the right to acquire beneficial ownership within 60 days after December 31, 2003), together with Clara Taplin Rankin, Margaret E. Taplin, Thomas E. Taplin and all of the executive officers of the Company whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,902,906 shares, or 28.89%, of the Class A Common and 1,151,563 shares, or 71.01%, of the Class B Common outstanding on December 31, 2003 (including shares deemed to be outstanding for purposes of calculating the percentage owned pursuant to Rule 13d-3 under the Exchange Act). Such shares of Class A Common and Class B Common together represent 58.85% of the combined voting power of all Class A Common and Class B Common outstanding on such date (including shares deemed to be outstanding for purposes of calculating the percentage owned pursuant to Rule 13d-3 under the Exchange Act).

      There exists no arrangement or understanding between any director and any other person pursuant to which such director was elected. Each director and executive officer serves until his successor is elected and qualified.

Directors’ Meetings and Committees

      The Board of Directors has an Audit Review Committee and a Nominating, Organization and Compensation Committee (the “Nominating and Compensation Committee”). During 2003, the members of the Audit Review Committee were Robert M. Gates (Chairman), Leon J. Hendrix, Jr., David H. Hoag, Richard de J. Osborne, Michael E. Shannon and Britton T. Taplin, and the members of the Nominating and Compensation Committee were Robert M. Gates, David H. Hoag, Richard de J. Osborne, Ian M. Ross (Chairman) and John F. Turben. The other standing committees of the Board of Directors are the Executive Committee, which during 2003 was comprised of Robert M. Gates, Dennis W. LaBarre, Alfred M. Rankin, Jr. (Chairman), Ian M. Ross and John F. Turben, and the Finance Committee, which during 2003 was comprised of Leon J. Hendrix, Jr., Dennis W. LaBarre, Alfred M. Rankin, Jr., Michael E. Shannon, Britton T. Taplin, David F. Taplin and John F. Turben (Chairman).

      The Audit Review Committee held nine meetings in 2003. The Audit Review Committee has the responsibilities set forth in its Charter with respect to: the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s guidelines and policies to monitor and control its major financial risk exposures; the qualifications, independence and selection of the independent auditor; the performance of the Company’s internal audit function and independent auditors; assisting the Board of Directors and the Company in interpreting and applying the Company’s Corporate Compliance Program and other issues related to Company and employee ethics; and

preparing the Annual Report of the Audit Review Committee to be included in the Company’s proxy statement. The Board of Directors has determined that Michael E. Shannon, a member of the Audit Review Committee, qualifies as an audit committee financial expert as defined in Section 401(h) of Regulation S-K under the Exchange Act. Mr. Shannon is independent, as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Shannon currently is a member of the audit committees of more than three public companies. The Board of Directors has determined that such service will not impair the ability of Mr. Shannon to effectively serve on the Company’s Audit Review Committee. Mr. Shannon has indicated that he intends to resign from one audit committee prior to the next scheduled full meeting of the Audit Review Committee, following which he will only serve on a total of three public company audit committees, including the Audit Review Committee. The Board of Directors believes that, in keeping with the high standards of the Company, all members of the Audit Review Committee should have a high level of financial knowledge. Accordingly, it is the current intention of the Board of Directors to review the membership of the Audit Review Committee prior to the effective date of Section 303A.07 of the listing standards of the New York Stock Exchange to ensure that each member of the Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange, is financially literate as defined in Section 303A.07(a) of the listing standards of the New York Stock Exchange, has accounting or related financial management expertise as defined in Section 303A.07(a) of the listing standards of the New York Stock Exchange, and may qualify as an audit committee financial expert.

      The Nominating and Compensation Committee held five meetings in 2003. The Nominating and Compensation Committee reviews executive compensation; fixes compensation of the executive officers and incentive compensation; recommends the adoption of and administers or monitors the administration of all benefit plans; and has the authority to grant stock options. For all periods prior to the Annual Meeting, the Nominating and Compensation Committee also reviews and recommends to the Board of Directors criteria for membership on the Board of Directors, reviews and recommends to the Board of Directors the optimum number and qualifications of directors believed to be desirable, has established and monitors a system to receive suggestions for nominees to directorships of the Company, and identifies and recommends to the Board of Directors specific candidates for membership on the Board of Directors. The Committee (or a successor committee) will consider director candidates recommended by the Company’s stockholders. See “Procedures for Submission and Consideration of Director Candidates.” Each member of the Nominating and Compensation Committee is independent, as independence for Nominating and Compensation Committee members is defined in the listing standards of the New York Stock Exchange.

      The Finance Committee held four meetings in 2003. The Finance Committee reviews the financing and financial risk management strategies of the Company and its principal subsidiaries and makes recommendations to the Board of Directors on all matters concerning finance.

      The Executive Committee held no meetings in 2003. The Executive Committee may exercise all of the powers of the Board of Directors over the management and control of the business of the Company during the intervals between meetings of the Board of Directors.

      The Board of Directors held five meetings in 2003. In 2003, all of the incumbent directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during their tenure.

      The Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, the Company has the characteristics of a “controlled company,” as that term is defined in Section 303A of the listing standards of the New York Stock Exchange. Accordingly, the Board of Directors has determined that the Company should be characterized as a “controlled company.” However, the Board of Directors has elected to not make use at the present time of any of the exceptions to the requirements of the listing standards of the New York Stock Exchange that are available to controlled companies. Accordingly, at least a majority of the members of the Board of Directors is independent, as independence for Directors is defined in the listing standards of the New York Stock Exchange. In making a determination as to the independence of its Directors, the Company followed the listing standards of the New York Stock Exchange and broadly considered the materiality of each Director’s relationship with the Company. Based upon the foregoing criteria, the Board of Directors has determined that the following Directors are independent: Owsley Brown II, Robert M. Gates, Leon J. Hendrix, Jr., David H. Hoag, Dennis W. LaBarre, Richard de J. Osborne, Ian M. Ross, Michael E. Shannon, Britton T. Taplin, David F. Taplin and John F. Turben. In addition, as required by the applicable rules and regulations, including the listing standards of the New York Stock Exchange, each of the members of the Audit Review Committee is independent. The Company expects that, prior to the Annual Meeting, it will discontinue the current Nominating, Organization and Compensation Committee and establish two committees, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which will be composed entirely of independent members. However, the Nominating and Corporate Governance Committee may, from time to time, consult with certain members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of the Board of Directors.

      In accordance with the listing standards of the New York Stock Exchange, the non-management directors of the Company are scheduled to meet in executive session, without management, in February of each year, beginning in 2005. The Chairman of the Compensation Committee shall preside at such meetings. Additional meetings of the non-management directors may be scheduled from time to time when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at the meeting.

      The Company holds a regularly scheduled meeting of its Board of Directors in conjunction with its Annual Meeting of Stockholders. Directors are expected to attend the Annual Meeting absent an appropriate excuse. All twelve members of the Board of Directors attended the Company’s 2003 Annual Meeting of Stockholders.

Certain Business Relationships

      Dennis W. LaBarre, a director of the Company and its principal subsidiaries, is a partner in the law firm of Jones Day. Such firm provided legal services on behalf of the Company and its principal subsidiaries during 2003 on a variety of matters, and it is anticipated that such firm will provide such services in 2004.

Report of the Audit Review Committee

      The Board of Directors of the Company adopted a written Audit Review Committee Charter in 2000. An amended and restated Audit Review Committee Charter was adopted in 2004, a copy of which is attached hereto as Exhibit A. All members of the Audit Review Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange as currently in effect.

      The Audit Review Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent auditors for 2003, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2003. The Audit Review Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and Rule 2-07 of Regulation S-X (Communication with Audit Committees).

      The Audit Review Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP its independence.

      Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC.

ROBERT M. GATES, CHAIRMAN LEON J. HENDRIX, JR. DAVID H. HOAG	RICHARD DE J. OSBORNE MICHAEL E. SHANNON BRITTON T. TAPLIN

Compensation of Directors

      During 2003, each director who was not an officer of the Company or its subsidiaries received a retainer of $40,000 for the calendar year for service on the Board of Directors and on subsidiary boards of directors. In addition, each such director received $1,000 for attending each meeting of the Board of Directors and each meeting of a committee thereof, as well as for each meeting of a subsidiary board of directors or committee thereof on which such director served. Such fees for attendance at board meetings could not exceed $2,000 per day. In addition, the chairman of each committee of the Board of Directors and the subsidiary boards of directors received $4,000 for the year for service as committee chairman.

      Under the Non-Employee Directors’ Plan, each director who was not an officer of the Company or its subsidiaries received 50% of his annual retainer ($20,000) in shares of Class A Common. These shares cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualifying domestic relations order or (c) to a trust for the benefit of the director, or his spouse, children or grandchildren. The foregoing restrictions on transfer lapse upon the earliest to occur of (i) the date which is ten years after the last day of the calendar quarter for which such shares were earned, (ii) the date of the death or permanent disability of the director, (iii) five years (or earlier with the approval of the Board of Directors) from the date of the retirement of the director from the Board of Directors of the Company and (iv) the date that a director is both retired from the Board of Directors of the Company and has reached 70 years of age. In addition, each director has the right under the Non-Employee Directors’ Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his annual retainer, meeting attendance fees and any committee chairman’s fee. These voluntary shares are not subject to the foregoing restrictions.

Compensation of Executive Officers

      The following table sets forth the annual, long-term and all other compensation for services in all capacities to the Company and its subsidiaries of the Named Executive Officers of the Company and its principal subsidiaries, NACCO Materials Handling Group, Inc. (“NMHG”), Hamilton Beach/ Proctor-Silex, Inc. (“Hamilton Beach/ Proctor-Silex”) and The North American Coal Corporation (“North American Coal”).

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
						Payouts
	Annual Compensation
						LTIP		All Other
	Fiscal	Salary		Bonus		Payouts		Compensation
Name and Principal Position	Year	($)		($)		($)		($)

Alfred M. Rankin, Jr.	2003	$942,100	(1)	$507,738	(2)	$337,652	(3)	$512,162	(4)(5)
Chairman, President and	2002	$904,900	(1)	$785,172	(2)	—	(3)	$394,687	(4)(5)
Chief Executive Officer	2001	$889,200	(1)	$176,778	(2)	—	(3)	$305,042	(4)(5)
of the Company
Reginald R. Eklund	2003	$549,268	(1)	$464,490	(6)	—	(7)	$137,716	(8)
President and Chief	2002	$523,084	(1)	$364,023	(6)	—	(7)	$85,297	(8)
Executive Officer of NMHG	2001	$512,692	(1)	$57,733	(6)	—	(7)	$115,897	(8)
Michael J. Morecroft	2003	$409,580	(1)	$149,551	(9)	—	(10)	$109,171	(11)
President and Chief	2002	$379,574	(1)	$195,100	(9)	$440,296	(10)	$70,827	(11)
Executive Officer of	2001	$313,632	(1)	$40,400	(9)	—	(10)	$41,379	(11)
Hamilton Beach/ Proctor-Silex
Clifford R. Miercort	2003	$428,305	(1)	$163,929	(12)	—	(13)	$58,757	(14)
President and Chief	2002	$416,620	(1)	$188,200	(12)	—	(13)	$36,288	(14)
Executive Officer of	2001	$405,138	(1)	$167,152	(12)	—	(13)	$36,153	(14)
North American Coal
Frank G. Muller(15)	2003	$401,426	(1)	$297,330	(16)	—	(17)	$87,001	(18)
Executive Vice President and	2002	$360,851	(1)	$197,553	(16)	—	(17)	$49,287	(18)
Chief Operating Officer of NMHG	2001	$334,731	(1)	$29,100	(16)	—	(17)	$64,869	(18)

(1)	Under current disclosure requirements of the SEC, certain of the amounts listed are being reported as “Salary,” although the Company considers them as payments of cash in lieu of perquisites. The Company does not provide its executives with the perquisites commonly provided to executives in other companies, such as cars, country club memberships and personal tax services. In order to attract and retain qualified executives to the Company, the Compensation Committees determine a target level of perquisites for each executive officer position based on the recommendations of the Company’s independent outside compensation consultant. Such target amounts are converted into fixed dollar amounts and paid in cash, an approach which satisfies the objective of providing competitive total compensation to its executives while recognizing that many perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation. The “cash in lieu of perquisites” amounts set forth below reflect the fixed dollar amount paid in cash to the Named Executive Officers in lieu of certain perquisites. For Mr. Rankin, the amounts listed for 2003, 2002 and 2001 include payments of cash in lieu of perquisites of $87,200, $87,400 and $84,200, respectively. For Mr. Eklund, the amounts listed for 2003, 2002 and 2001 include payments of cash in lieu of perquisites of $57,168, $56,784 and $53,292, respectively. For Dr. Morecroft, the amounts listed for 2003, 2002 and 2001 include payments of cash in lieu of perquisites of $42,680, $42,170 and $27,614, respectively. For Mr. Miercort, the amounts listed for 2003, 2002 and 2001 include payments of cash in lieu of perquisites of $33,380, $32,900 and $30,670, respectively. For Mr. Muller, the amounts listed for 2003, 2002 and 2001 include payments of cash in lieu of perquisites of $36,040, $33,215, $29,100, respectively.

(2)	For Mr. Rankin, these amounts were paid in cash pursuant to the NACCO Industries, Inc. Annual Incentive Compensation Plan (the “Short-Term Plan”) and the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the “Supplemental Short-Term Plan”). For 2002, the amount also included a special cash bonus of $150,000.

(3)	For Mr. Rankin, the amount listed for 2003 was distributed in the form of 3,526 shares of Class A Common and a cash payment in the amount of $118,236. The foregoing cash payment is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. The amounts listed were distributed under the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (the “NACCO Long-Term Plan”). There was no payout for 2002 or 2001 for Mr. Rankin under the NACCO Long-Term Plan.

(4)	For Mr. Rankin, the amounts listed for 2003, 2002 and 2001 include $5,000, $5,000 and $4,250, respectively, consisting of matching contributions by the Company under the NACCO Materials Handling Group, Inc. Profit Sharing Plan (the “NMHG Profit Sharing Plan”); $86,213, $67,131 and $30,569, respectively, consisting of amounts credited and interest under the NACCO Industries, Inc. Unfunded Benefit Plan; and $11,384, $10,997 and $10,813, respectively, consisting of life insurance premiums paid by the Company for the benefit of Mr. Rankin.

(5)	For Mr. Rankin, the amounts listed for 2003, 2002 and 2001 include $409,565, $311,559 and $259,410, respectively, consisting of amounts credited and interest under The Retirement Benefit Plan for Alfred M. Rankin, Jr. The Company has no defined benefit retirement plan for Mr. Rankin.

(6)	For Mr. Eklund, the amounts were paid in cash pursuant to the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (the “NMHG Short-Term Plan”).

(7)	For Mr. Eklund, there was no payout for 2003, 2002 or 2001 under the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Incentive Compensation Plan (the “NMHG Executive Long-Term Plan”).

(8)	For Mr. Eklund, the amounts listed for 2003, 2002 and 2001 include $24,340, $14,180 and $16,432, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; $111,483, $69,334 and $97,711, respectively, consisting of amounts credited and interest under the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the “NMHG Unfunded Benefit Plan”); and $1,893, $1,783 and $1,754, respectively, consisting of life insurance premiums paid by NMHG for the benefit of Mr. Eklund.

(9)	For Dr. Morecroft, these amounts were paid in cash pursuant to the Hamilton Beach/ Proctor-Silex, Inc. Annual Incentive Compensation Plan.

(10)	For Dr. Morecroft, there was no payout for 2003 under the Hamilton Beach/ Proctor-Silex, Inc. Senior Executive Long-Term Incentive Compensation Plan (the “HB/ PS Executive Long-Term Plan”). The amount listed for 2002 represents the appreciation on the book value units awarded to Dr. Morecroft in 2001, 1994, 1993 and 1992 under the Hamilton Beach/ Proctor-Silex, Inc. Long-Term Incentive Compensation Plan (the “HB/ PS Long-Term Plan”), which was terminated in 2002. Such amount was paid in cash. There was no payout under the HB/ PS Long-Term Plan in 2001.

(11)	For Dr. Morecroft, the amounts listed for 2003, 2002 and 2001 include $28,000, $26,791 and $18,937, respectively, consisting of contributions by Hamilton Beach/ Proctor-Silex under the Hamilton Beach/ Proctor-Silex Employees’ Retirement Savings Plan; $81,171, $41,755 and $21,219, respectively, consisting of amounts credited and interest under the Hamilton Beach/ Proctor-Silex, Inc. Unfunded Benefit Plan (the “HB/ PS Unfunded Plan”); and $3,151, $2,281 and $1,223, respectively, consisting of life insurance premiums and/or flex credits paid by Hamilton Beach/ Proctor-Silex for the benefit of or to Dr. Morecroft. Dr. Morecroft declined life insurance coverage in 2003.

(12)	For Mr. Miercort, these amounts were paid in cash pursuant to The North American Coal Corporation Annual Incentive Compensation Plan.

(13)	For Mr. Miercort, there was no payout for 2003, 2002 or 2001 under The North American Coal Value Appreciation Plan for the Years 2000 to 2009 (the “North American Coal Long-Term Plan”).

(14)	For Mr. Miercort, the amounts listed for 2003, 2002 and 2001 include $10,000, $10,000 and $8,500, respectively, consisting of matching contributions by North American Coal under The North American Coal Retirement Savings Plan; $39,776, $17,544 and $19,099, respectively, consisting of amounts credited and interest under The North American Coal Deferred Compensation Plan for Management Employees (the “North American Coal Deferred Compensation Plan”); and $8,981, $8,744 and $8,554, respectively, consisting of life insurance premiums paid by North American Coal for the benefit of Mr. Miercort.

(15)	Prior to July 1, 2002, Mr. Muller was Vice President of NMHG, President of NMHG Americas. Effective July 1, 2002, Mr. Muller became Executive Vice President and Chief Operating Officer of NMHG.

(16)	For Mr. Muller, these amounts were paid in cash pursuant to the NMHG Short-Term Plan.

(17)	For Mr. Muller, there was no payout for 2003, 2002 or 2001 under the NMHG Executive Long-Term Plan.

(18)	For Mr. Muller, the amounts listed for 2003, 2002 and 2001 include $24,340, $14,180 and $16,432, respectively, consisting of contributions by NMHG under the NMHG Profit Sharing Plan; $61,310, $33,918 and $47,342, respectively, consisting of amounts credited and interest under the NMHG Unfunded Benefit Plan; and $1,351, $1,189 and $1,095, respectively, consisting of life insurance premiums paid by NMHG for the benefit of Mr. Muller.

Stock Option Grants

      The Company did not grant any stock options under the Company’s 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2003 to any person, including the Named Executive Officers. The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2003, there were no outstanding options to purchase shares of the Company’s Class A Common or Class B Common.

Long-Term Incentive Plans

      The following table sets forth information concerning awards to the Named Executive Officers during fiscal year 2003, and estimated payouts in the future, under long-term incentive plans of the Company and its principal subsidiaries.

Long-Term Incentive Plans — Awards in Last Fiscal Year

	Number of	Performance	Estimated Future Payouts Under
	Shares,	or Other	Non-Stock Price-Based Plans
	Units or	Period Until
	Other Rights	Maturation	Threshold	Target	Maximum
Name	($ or #)	or Payout	($ or #)	($ or #)	($ or #)

Alfred M. Rankin, Jr. (1)	$1,163,200	2 years	$0	$1,163,200	$1,805,868
	$1,163,200	5 years	$0	$0	$667,386

Reginald R. Eklund (2)	$500,220	7 years	$0	$912,496		(2)

Michael J. Morecroft (3)	$384,120	6 years	$0	$677,012		(3)
	$384,120	7 years	$0	$677,012		(3)

Clifford R. Miercort (4)	$216,970	7 years	$0	$216,970		(4)

Frank G. Muller (2)	$306,340	7 years	$0	$558,822		(2)

(1)	Under the NACCO Long-Term Plan, participants, including Mr. Rankin, are eligible for awards paid partly in shares of Class A Common and partly in cash for performance against a target which is based upon the Company’s consolidated return on total capital employed over multiple-year periods. Effective January 1, 2003, participants were granted dollar-denominated target awards. Final awards, if any, will be received in 2005 (“base period awards”) based upon the Company’s consolidated return on total capital employed performance for the period from January 1, 2003 through December 31, 2004 against the target established by the Nominating and Compensation Committee. Participants are also eligible to receive a supplemental payout on such awards in 2008 (“consistent performance awards”) based upon the Company’s consolidated return on total capital employed performance for the 5-year period from January 1, 2003 through December 31, 2007 against the same pre-established target. No consistent performance award is payable if the Company’s consolidated return on total capital employed performance for the relevant period is at or below target. The total amount of the base period award and the consistent performance award paid to a participant in any calendar year cannot exceed 200% of the base period target award. 65% of all payouts are distributed in shares of Class A Common, with the number of shares based upon the average closing price of Class A Common on the New York Stock Exchange at the end of each week during 2004 (in the case of base period awards) and 2007 (in the case of consistent performance awards).

The shares of Class A Common issued as a portion of these awards under the NACCO Long-Term Plan are fully vested but may not be transferred until the earlier of (a) December 31, 2014, (b) the participant’s death or disability or (c) five years after the participant’s retirement. At any time after three years after the end of the performance period, a participant may also request that the Nominating and Compensation Committee authorize the lapse of restrictions on up to 20% of the shares issued under the NACCO Long-Term Plan for the purchase of a principal residence or payments of certain medical or educational expenses. Because the total value of a final award is currently taxable as income to the participant, the balance of the final award is paid in cash in an amount which is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates.

(2)	Effective as of January 1, 2000, Messrs. Eklund and Muller became participants in the NMHG Executive Long-Term Plan. Under the NMHG Executive Long-Term Plan, participants, including Messrs. Eklund and Muller, are eligible for awards for performance against a target which is based upon NMHG’s return on total capital employed over two-year periods. Effective January 1, 2003, participants were granted dollar-denominated target awards. Awards, if any, for the two-year performance period will be made in 2005 based upon NMHG’s return on total capital employed for the period from January 1, 2003 through December 31, 2004 against the target established by the NMHG Nominating, Organization and Compensation Committee. The total award for any period cannot exceed 150% of the target award. Under the NMHG Executive Long-Term Plan, awards to participants are made in the form of “book value units” which are subject to a payment restriction of five years from the date of award. Such payment restriction shall automatically lapse upon the participant’s death, permanent disability or retirement, or in the event of any other termination of employment with the approval of the NMHG Nominating, Organization and Compensation Committee. Upon the lapse of the payment restriction, the participant is entitled to receive a payment in cash equal to (a) the book value of the units as of the end of the calendar quarter coincident with or immediately preceding the date the payment restriction lapses or (b) for participants who terminated employment for reasons other than death, disability or retirement, the book value of the units as of the end of the calendar quarter coincident with or immediately preceding termination. At any time up to one year prior to the fifth anniversary of the grant date of an award, a participant may elect to defer the payout of the award under the plan for a period not to exceed ten years from the grant date of the award. If the award is deferred for the entire ten years, the participant may thereafter elect to further defer receipt of the award, in which case the deferred amount will be paid under the NMHG Unfunded Benefit Plan. There is no minimum or maximum value for final award payouts under the plan.

(3)	Effective as of January 1, 2003, Dr. Morecroft became a participant in the HB/ PS Executive Long-Term Plan. Under the HB/ PS Executive Long-Term Plan, participants, including Dr. Morecroft, are eligible for awards for performance against a target which is based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed over two-year periods (except for 2003 during which the participants are also eligible for awards for performance against a target which is based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed over a single year). Effective January 1, 2003, participants were granted dollar-denominated target awards for the two award periods. Awards, if any, based on the one-year performance period will be granted in 2004 based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed for the period from January 1, 2003 through December 31, 2003 against a target established by the Hamilton Beach/ Proctor-Silex Nominating, Organization and Compensation Committee. Awards, if any, for the two-year performance period will be made in 2005 based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed for the period from January 1, 2003 through December 31, 2004 against the target established by the Hamilton Beach/ Proctor-Silex Nominating, Organization and Compensation Committee. The total award for any period cannot exceed 150% of the target award. Under the HB/ PS Executive Long-Term Plan, awards to participants are made in the form of “book value units” which are subject to a payment restriction of five years from the date of award. Such payment restriction shall automatically lapse upon the participant’s death, permanent disability or retirement, or in the event of any other termination of employment with the approval of the Hamilton Beach/ Proctor-Silex Nominating, Organization and Compensation Committee. Upon the lapse of the payment restriction, the participant is entitled to receive a payment in cash equal to (a) the book value of the units as of the end of the calendar quarter coincident with or immediately preceding the date the payment restriction lapses or (b) for participants who terminated employment for reasons other than death, disability or retirement, the book value of the units as of the end of the calendar quarter coincident with or immediately preceding termination. At any time up to one year prior to the fifth anniversary of the grant date of an award, a participant may elect to defer the payout of the award under the plan for a period not to exceed ten years from the grant date of the award. If the award is deferred for the entire ten years, the participant may thereafter elect to further defer receipt of the award, in which case the deferred amount will be paid under the HB/ PS Unfunded Plan. There is no minimum or maximum value for final award payouts under the plan.

(4)	Effective as of January 1, 2000, Mr. Miercort was awarded the right to participate in The North American Coal Long-Term Plan at a rate equal to a specified percentage of his salary range midpoint, as determined by the North American Coal Nominating, Organization and Compensation Committee. When the North American Coal Long-Term Plan was adopted, the North American Coal Nominating, Organization and Compensation Committee set net income appreciation goals that are based upon achieving underlying year-by-year targets for each year during the ten-year term of the Plan. These goals are adjusted each year for inflation and to take into account any “new projects” initiated in the interim. Once a plan year is completed, the actual net income during that plan year is measured against the adjusted net income goal for that plan year to determine the annual net income appreciation of current and new projects (the “Annual Factor”). Similarly, actual cumulative net income for the term of the Plan to date is measured against the cumulative adjusted net income goals to date to determine the cumulative net income appreciation of current and new projects (the “Cumulative Factor”) against the ten-year target.

When the North American Coal Long-Term Plan was adopted, the North American Coal Nominating, Organization and Compensation Committee also set a goal for the cumulative net income appreciation due to new projects over the term of the Plan. At the end of each plan year, the present value of expected cumulative net income appreciation of all new projects initiated during that year is measured against the cumulative new project goal to determine the net income appreciation due to the acquisition of new projects (the “New Project Factor”). In addition, if it is determined in any plan year (an “Adjustment Year”) that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year’s New Project Factor will reduce the New Project Factor in the Adjustment Year (the “New Project Adjustment”). If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.

At the start of each year during the ten-year term of the North American Coal Long-Term Plan, a target award is set for each participant as a percentage of salary midpoint. The amount shown for Mr. Miercort represents the target award which is based upon his salary range midpoint for 2003. Following the end of the year, this target amount is adjusted by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. Target amounts as so adjusted are credited or debited to an account for the benefit of the participant, which earns interest based upon the average monthly rate of ten-year U.S. Treasury Bonds. There are no threshold or maximum values for an award. All amounts in these accounts vest at the rate of 20% each year, and become fully vested on December 31, 2004. Vested amounts are payable in cash on the earlier of December 31, 2009, or the participant’s death, disability, retirement or other reasons within the discretion of the North American Coal Nominating, Organization and Compensation Committee. The participant may elect to defer receipt of all or part of such amounts, in which case the deferred amount will be paid under the North American Coal Deferred Compensation Plan. Earlier payments of vested amounts may be permitted within the discretion of the North American Coal Nominating, Organization and Compensation Committee in the event of a financial hardship or unforeseen financial emergency.

Report of the Compensation Committee on Executive Compensation

      The Nominating and Compensation Committee of the Company’s Board of Directors and the Nominating, Organization and Compensation Committees of the Company’s subsidiary boards of directors (collectively, the “Compensation Committee”) have furnished the following report on executive compensation. The members of the Nominating and Compensation Committee for 2003 were Robert M. Gates, David H. Hoag, Richard de J. Osborne, Ian M. Ross (Chairman) and John F. Turben. The members of the Nominating, Organization and Compensation Committees of the Company’s principal subsidiaries, NMHG, Hamilton Beach/ Proctor-Silex and North American Coal, consist of these individuals, as well as Dennis W. LaBarre and Alfred M. Rankin, Jr. Messrs. LaBarre and Rankin are not members of the Nominating and Compensation Committee of the Company, and their participation in this report is limited to the portions of the report relating to the Company’s subsidiaries.

Compensation Policy

      The guiding principle of the executive compensation program of the Company and its subsidiaries has been the maintenance of a strong link between an executive officer’s compensation and individual performance and the performance of the Company or the subsidiary for which the executive officer has responsibility.

Comprehensively defined target total compensation is established for each executive officer position following rigorous evaluation standards to ensure internal equity. Such total compensation is targeted explicitly in dollar terms as the sum of base salary plus perquisites, short-term incentives and long-term incentives. While the Company offers opportunities for its executive officers to earn truly superior compensation for outstanding results, this link includes significantly reduced compensation for weak results.

      In accordance with the foregoing philosophy, the Compensation Committee approves a mix of base salaries and incentive plans for each executive officer such that base salary levels are at levels appropriate to allow incentive plans to serve as significant motivating factors. Base salary and incentive compensation levels for each officer are determined by the Compensation Committee, which considers recommendations made by the Company’s independent outside compensation consultant. The consultant bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of the Company’s philosophy, as summarized above. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of executive officers with the long-term interests of stockholders by basing a substantial portion of the incentive compensation package upon return on total capital employed performance and book value appreciation rather than on cyclical movements in stock price. Finally, in addition to providing other limited perquisites, target levels of perquisites for executive officers are converted into fixed dollar amounts and paid in cash, an approach which recognizes that perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation.

      In sum, the executive compensation program at the Company and its subsidiaries is designed to reward executive officers with competitive total compensation for achievement of specific corporate and individual goals, while at the same time making them long-term stakeholders in the Company. In years when the Company has lower financial results, payouts under the incentive components of the Company’s compensation plans will be lower. In years when the Company has better financial results, payouts under the incentive components of the Company’s compensation plans will be greater. The Company believes that over time the program will encourage executive officers to earn incentive pay significantly greater than 100% of target by delivering outstanding managerial performance.

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the other four most highly compensated executive officers to the extent that the compensation for any of such individuals exceeds one million dollars for the taxable year. An exception to this general rule exists for payments that are made for attainment of one or more performance goals meeting certain criteria. In response to this law and the regulations promulgated thereunder, the stockholders of the Company have approved the Supplemental Short-Term Plan and the NACCO Long-Term Plan. Both plans were designed so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on awards made under the plans should not count towards the one million dollar cap, which the law imposes for purposes of federal income tax deductibility. While the Compensation Committee intends to preserve the deductibility of compensation payable to the Company’s executive officers, deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes is in the best interests of the Company and its stockholders.

Executive Compensation and Company Performance

      The three main elements of the Company’s executive compensation program — base salary, short-term incentive compensation and long-term incentive compensation — are carefully reviewed by the Compensation Committee in relation to the performance of the Company and its subsidiaries.

      Base Salary. To assist the Compensation Committee in fixing base salary levels which are at adequately competitive levels, an independent outside consultant analyzes a survey of a broad group of domestic industrial organizations from all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues. Organizations participate in the survey based upon their voluntary submission of data to the independent consultant, as well as their ability to pass the consultant’s quality assurance controls. For 2003, participants included 386 parent organizations and 522 independent operating units. Comparing positions of similar scope and complexity, the consultant derives a median salary level for each executive officer position at the Company and its principal subsidiaries and provides that information to the Compensation Committee. All information provided to the Compensation Committee is on an industry-wide basis as opposed to a comparison with individual companies that may compete with the Company and its principal subsidiaries. The Compensation Committee uses the median, or salary midpoint (“Salary Midpoint”), for purposes of determining the salary range for each executive officer. The Compensation Committee then sets the base salary for each executive officer, which is within the salary range and is dependent upon additional factors such as the executive officer’s performance.

      Because the Compensation Committee uses Salary Midpoints based on studies of domestic industrial organizations from all segments of industry, the Company does not believe that there is a meaningful relationship between executive salary levels of each subsidiary determined by the Compensation Committee and the executive salary levels of the companies that make up the Russell 2000 Producer Durables Index. That index, which is used by the Company as the published industry index for comparison to the Company’s stock price performance, was chosen because NMHG, which manufactures forklifts, is the Company’s largest subsidiary in terms of asset value and revenues.

      Short-Term Incentive Compensation. At the beginning of 2003, the Compensation Committee adopted target performance levels for return on total capital employed for the Company (upon which awards under the Company’s Supplemental Short-Term Plan and a portion of the Company’s Short-Term Plan are based) and its subsidiaries, and various performance criteria for the Company’s subsidiaries such as net income, economic value income, market share, revenue, sales development, and support costs (depending on the business unit) (upon which awards under a portion of the Company’s Short-Term Plan and the annual incentive compensation plans of the Company’s subsidiaries are based) for that year. The short-term incentive plans for the Company and its subsidiaries essentially follow the same basic pattern for award determination. Performance targets are established within the Compensation Committee’s discretion, and are generally based upon management’s recommendations as to the performance objectives of the particular business for the year. Target awards for executive officers are established at specified percentages of each individual’s Salary Midpoint.

      Final awards for each individual under the short-term incentive plans of the Company and its subsidiaries are based on the individual’s target award, adjusted for performance by the business unit against the established targets, and for all such plans except the Supplemental Short-Term Plan, for performance by the individual against individual goals. The Compensation Committee, in its discretion, may also increase or decrease awards under all such plans (except for the Supplemental Short-Term Plan pursuant to which awards for the Named Executive Officers may be decreased, but not increased), and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. Generally short-term incentive payments will not exceed 150% of the target amount.

      The short-term annual incentive plans of the Company and its subsidiaries provide target compensation of 5% to 75% of Salary Midpoint, depending on the executive officer’s position. Although it varies by business unit, target awards generally are tied to the annual operating and financial targets for the particular business unit, and in most cases, to longer-term objectives such as long-term return on total capital employed performance targets for the business unit.

      Long-Term Incentive Compensation. For 2003, the long-term incentive compensation plans for the Company and its subsidiaries, established at target performance levels by the Compensation Committee, were designed to provide the equivalent of 5% to 145% of Salary Midpoint (unless the amount is currently taxable, in which case the targets are increased as necessary to permit plan participants to satisfy their tax withholding obligations).

      The long-term incentive compensation plan for the parent holding company used the Company’s consolidated return on total capital employed as a measure of incentive compensation. The consolidated return on total capital employed target is established by the Nominating and Compensation Committee, and is set at a level believed to provide an appropriate measure of stockholder protection. In general, each year participants are granted dollar-denominated target base period awards based on performance periods of two years and target consistent performance awards based on performance periods of five years. Target awards are set based on a percentage of each executive officer’s Salary Midpoint, and are adjusted as of the end of the base period based upon the Company’s consolidated return on total capital employed. Consistent performance awards are intended to supplement the base period awards granted to participants. No consistent performance award is payable if the Company’s consolidated return on total capital employed performance for the relevant period is at or below target. The long-term incentive compensation plan for the parent company gives the Nominating and Compensation Committee the authority to increase or decrease awards (except for awards for the Named Executive Officers, which may be decreased, but not increased), and adjust the incentive compensation measures (except for the incentive compensation measures applicable to awards for the Named Executive Officers).

      Approximately 65% of all of the foregoing awards are distributed in shares of Class A Common, the transfer of which is restricted for ten years, with the number of shares awarded being based on the average closing price of Class A Common on the New York Stock Exchange at the end of each week during the last year of the appropriate performance period. An average price mechanism, rather than year-end price or price on the date of payment, is used in determining the number of shares to be awarded because the Nominating and Compensation Committee believes that valuation at a single point in time in a year is likely to lead to inappropriate results. The balance of the award is paid in cash and is intended to be the approximate amount required to be withheld by the Company and paid to applicable federal, state and local income taxing authorities based upon statutorily determined withholding rates. The Nominating and Compensation Committee has the power to adjust the percentage of awards that are paid in stock.

      The Nominating and Compensation Committee believes that these incentive compensation plan awards promote a long-term focus on the profitability of the Company because, although a recipient may receive a payout after the end of the base period and each consistent performance period, the recipient is effectively required to invest the noncash portion of the payout in the Company for up to ten years. This is because the shares distributed may not be transferred for ten years following the last day of the base period. During the restriction period, the ultimate value of a payout is subject to change based upon the value of the Class A Common. The value is enhanced as the value of the Class A Common appreciates (or is decreased as the value of the Class A Common depreciates), and thus such awards provide the recipient with an incentive over the ten-year period to increase the value of the Company, to be reflected in the increased value of the Class A Common.

      The subsidiaries’ long-term incentive compensation plans are linked to future performance of the particular business unit. Similar to the parent holding company’s long-term incentive plan, each subsidiary plan establishes target awards based on an executive officer’s Salary Midpoint. NMHG’s long-term plans for 2003 use NMHG’s return on total capital employed as a measure of incentive compensation. The return on total capital employed targets are established by the NMHG Nominating, Organization and Compensation Committee and the target awards are adjusted as of the end of the base period based upon NMHG’s return on total capital employed performance. The NMHG long-term plans give the NMHG Nominating, Organization and Compensation Committee the authority to increase or decrease awards and adjust the incentive compensation measures. Participants are then awarded “book value units” which have a five-year payment restriction from the date of the award. The actual amount paid after the payment restriction lapses depends on the increase in the book value of NMHG over the time period. Participants in the plan may elect to have such amount deferred under the plan for up to ten years from the date of the award, and if the award has been deferred through the full ten-year period, the participant may further elect to have the award deferred and paid under the NMHG Unfunded Benefit Plan. Similarly, Hamilton Beach/ Proctor-Silex’s long-term plans for 2003 use Hamilton Beach/ Proctor-Silex’s return on total capital employed as a measure of incentive compensation. The return on total capital employed targets are established by the Hamilton Beach/ Proctor-Silex Nominating, Organization and Compensation Committee and the target awards are adjusted as of the end of the base period based upon Hamilton Beach/ Proctor-Silex’s return on total capital employed performance. The Hamilton Beach/ Proctor-Silex long-term plans give the Hamilton Beach/ Proctor-Silex Nominating, Organization and Compensation Committee the authority to increase or decrease awards and adjust the incentive compensation measures. Participants are then awarded “book value units” which have a five-year payment restriction from the date of the award. The actual amount paid after the payment restriction lapses depends on the increase in the book value of Hamilton Beach/ Proctor-Silex over the time period. Participants in the plan may elect to have such amount deferred under the plan for up to ten years from the date of the award, and if the award has been deferred through the full ten-year period, the participant may further elect to have the award deferred and paid under the HB/ PS Unfunded Plan. The North American Coal long-term incentive compensation plan for 2003 provides for awards of the right to participate in the plan at a rate equal to a specified percentage of the individual’s Salary Midpoint. The target amount allocated to a participant is adjusted at the end of each year for the actual net income during that plan year to determine the annual net income appreciation of current and new mining projects against previously set annual targets. Similarly, the target amount is adjusted at the end of each year for the actual cumulative net income for the term of the plan to date to determine the cumulative net income appreciation of current and new projects against previously set targets. At the end of each plan year, the target amount is also adjusted for the present value of expected cumulative net income appreciation of all new projects initiated during that year to determine the net income appreciation due to the acquisition of new projects against previously set targets. Finally, if it is determined in any plan year that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project will reduce the new project adjustment in that year. If the new project adjustment is large enough, it is possible for participants to receive negative awards in a given year. Amounts credited under the North American Coal Long-Term Plan, which became effective on January 1, 2000, vest at the rate of 20% for each year following the effective date of the initial award, are fully vested on December 31, 2004, and are paid in cash during the first calendar quarter of 2010 (or if so elected by the participant, deferred and paid under the North American Coal Deferred Compensation Plan).

      The long-term incentive plans at the Company and its subsidiaries generally require long-term commitment on the part of the Company’s executive officers, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the enterprise for an extended period to strengthen the tie between stockholders’ and executive officers’ long-term interests. The ultimate compensation purpose of such long-term incentive plans is to enable executive officers to accumulate capital through future managerial performance, which contributes to the future success of the Company’s businesses.

Compensation of the Chief Executive Officer

      The compensation awarded to the Company’s chief executive officer reflects the basic philosophy generally discussed above that compensation for all employees should be based on Company and individual performance.

      The Nominating and Compensation Committee considered that the Company reported improved consolidated earnings and strong cash flow for 2003 despite a difficult environment for foreign currency exchange rates and slower than expected recoveries in various markets in which the Company’s products are sold. The Committee also considered that the Company made substantial additional progress on the restructuring, profit improvement and growth programs underway at the Hamilton Beach/ Proctor-Silex, NACCO Materials Handling Group, North American Coal and Kitchen Collection businesses. These programs, which were initiated in 2002 or earlier years, were designed to put these businesses in the best possible position to compete in the depressed market conditions of 2003, and also to prepare these businesses for enhanced profitability in the future as market conditions improve. Overall, the Committee believes that Mr. Rankin continues to provide strong leadership as chief executive officer of the Company.

      After careful consideration of the overall results of the Company and its subsidiaries, the on-going impact of the Company’s restructuring plans and continued progress towards strategic goals in 2003, the Nominating and Compensation Committee increased Mr. Rankin’s base salary by three percent for 2003. The Nominating and Compensation Committee established Mr. Rankin’s short-term incentive compensation target for 2003 at 75% of his Salary Midpoint. The actual performance of the Company in 2003 in terms of consolidated return on total capital employed was below the targeted level of performance, and the actual performance of certain subsidiaries in terms of net income, economic value income and other strategic operating factors was just below targeted levels of performance. The aggregate 2003 annual incentive compensation performance against target for Mr. Rankin was 93.1%, consisting of annual incentive awards of 118.3% under the Company’s Short-Term Plan and 55.4% under the Company’s Supplemental Short-Term Plan.

      Long-term incentive compensation payouts for 2003 are based on the Company’s 2002 and 2003 financial results. The long-term award targeted for Mr. Rankin for 2003 by the Nominating and Compensation Committee was 160.0% of his Salary Midpoint (adjusted from 145.0% to take into consideration the fact that the award is currently taxable to Mr. Rankin). The Award to Mr. Rankin under the NACCO Long-Term Plan for the two-year period from January 1, 2002 through December 31, 2003, which was paid in early 2004, was 28.0% of his targeted amount.

      The NACCO Long-Term Plan also provides for payment of “consistent performance awards” when the Company’s consolidated adjusted return on equity over five-year periods exceeds a pre-established target. The consolidated adjusted return on equity calculated pursuant to the 1999 NACCO Long-Term Plan for the five-year period ending December 31, 2003 was below the target established in 1999. Accordingly, no plan participants, including Mr. Rankin, received consistent performance awards.

ROBERT M. GATES DAVID H. HOAG RICHARD DE J. OSBORNE IAN M. ROSS, CHAIRMAN	JOHN F. TURBEN DENNIS W. LABARRE* ALFRED M. RANKIN, JR.*

*	Messrs. LaBarre and Rankin are members of the compensation committees of the Company’s principal subsidiaries only.

Compensation Committee Interlocks and Insider Participation

      Alfred M. Rankin, Jr., a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is chairman, president and chief executive officer of the Company.

Stock Price Performance Presentation

      The following graphs compare the Company’s total annual stock price performance on Class A Common against the total stock price performance of the Russell 2000 Index and, in the case of Graph 1, the Russell 2000 Producer Durables Index for the periods indicated. The graphs present the year-end value of a $100 investment, at the base point, for each index assuming the reinvestment of dividends.

      In accordance with the regulations promulgated by the SEC, Graph 1 compares the stock price performance based upon the difference between the stock price at the beginning of each fiscal year and the stock price at the end of the fiscal year for the five-year period commencing January 1, 1999 (base point December 31, 1998) and ending December 31, 2003.

1999-2003 Stock Price Performance

Graph 1

	1998	1999	2000	2001	2002	2003

NACCO	$100.00	$61.16	$49.11	$64.76	$50.85	$106.04
Russell 2000	$100.00	$121.36	$117.82	$120.92	$96.18	$141.65
Russell 2000 Producer Durables	$100.00	$137.30	$140.23	$148.05	$110.33	$176.99

    Assumes $100 invested at December 31, 1998 with dividends reinvested

     The Company believes that the measurement set forth in Graph 1, which is based upon the stock price at a single point in time in each year, does not adequately reflect the Company’s stock price performance over the period because of the numerous periodic fluctuations throughout the year in both the price of the Company’s stock and the level of the Russell 2000 Index. The Company, therefore, has provided Graph 2, which compares the returns for the Company and the Russell 2000 Index based upon the average of the daily closing stock price (portrayed by the data presented in bold type) compared with the corresponding information from Graph 1, which is based upon the change in the stock price for each fiscal year for the same period as in Graph 1.

1999-2003 Stock Price Performance

Graph 2

	1998	1999	2000	2001	2002	2003

NACCO	$100.00	$61.16	$49.11	$64.76	$50.85	$106.04
Russell 2000	$100.00	$121.36	$117.82	$120.92	$96.18	$141.65
NACCO (12-Month Moving Average)	$100.00	$79.41	$47.27	$71.71	$62.11	$73.67
Russell 2000 (12-Month Moving Average)	$100.00	$103.18	$123.32	$115.22	$108.49	$114.24

Assumes $100 invested at December 31, 1998 with dividends reinvested

12-month moving average data is based upon the daily closing price

     The Company believes that although sustained operating and financial performance will ultimately be reflected in stock price, the five-year period portrayed in the foregoing graphs is too brief a period over which to measure the results of significant strategic activities, and that corporate financial and strategic performance will be reflected in stock price only when measured over the long term. Accordingly, the long-term incentive compensation plans of the Company and its subsidiaries are linked to values reflecting long-term operating and financial achievement, not short-term stock price fluctuations, as further described in the “Report of the Compensation Committee on Executive Compensation — Executive Compensation and Company Performance — Long-Term Incentive Compensation” on pages 20 through 22. The Company, therefore, has included Graph 3, which compares the 10-year returns for the Company and the Russell 2000 Index based on the average stock price for the year computed using the same method as in Graph 2 for the 10-year period commencing January 1, 1994 (base point December 31, 1993) and ending December 31, 2003.

1994-2003 Stock Price Performance

Graph 3

	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002

NACCO (12-Month Moving Average)	$100.00	$108.32	$112.04	$106.48	$149.00	$241.39	$150.24	$89.42	$135.65	$117.49
Russell 2000 (12-Month Moving Average)	$100.00	$98.22	$111.77	$135.19	$161.93	$175.06	$180.93	$216.24	$202.04	$190.24

[Additional columns below]

[Continued from above table, first column(s) repeated]

2003

NACCO (12-Month Moving Average)	$139.36
Russell 2000 (12-Month Moving Average)	$200.32

Assumes $100 invested at December 31, 1993 with dividends reinvested

12-month moving average data is based upon the daily closing price

     The following table contains the annual returns expressed in percentages for the indices set forth in the preceding graphs.

Annual Returns of Indices Included on Stock Price Performance Graphs

Year-End Closing Price
				Average of Daily Closing Price
			Russell 2000
		Russell	Producer		Russell		Russell
Year	NACCO	2000	Durables	NACCO	2000	NACCO	2000

1993						0.00%	0.00%
1994						8.32%	-1.78%
1995						3.44%	13.80%
1996						-4.96%	20.95%
1997						39.93%	19.78%
1998	0.00%	0.00%	0.00%	0.00%	0.00%	62.00%	8.11%
1999	-38.84%	21.36%	37.30%	-20.59%	3.18%	-37.76%	3.35%
2000	-19.70%	-2.91%	2.13%	-40.48%	19.52%	-40.48%	19.52%
2001	31.87%	2.63%	5.58%	51.69%	-6.56%	51.70%	-6.56%
2002	-21.48%	-20.46%	-25.48%	-13.39%	-5.84%	-13.39%	-5.84%
2003	108.54%	47.27%	60.41%	18.61%	5.30%	18.62%	5.30%

Pension Plans

North American Coal Pension Plans

      The following table sets forth the estimated maximum annual benefits under the North American Coal defined benefit pension plans (both qualified and non-qualified) which would be payable on a straight life annuity basis, in various compensation classifications upon retirement at age 65, after selected periods of service:

Final
Average	Years of Service at Retirement (Age 65)
Annual Pay
Age 65	15 years	20 years	25 years	30 years	35 years

$125,000	$26,701	$35,601	$44,501	$53,401	$56,526
150,000	32,701	43,601	54,501	65,401	69,151
175,000	38,701	51,601	64,501	77,401	81,776
200,000	44,701	59,601	74,501	89,401	94,401
225,000	50,701	67,601	84,501	101,401	107,026
250,000	56,701	75,601	94,501	113,401	119,651
300,000	68,701	91,601	114,501	137,401	144,901
350,000	80,701	107,601	134,501	161,401	170,151
400,000	92,701	123,601	154,501	185,401	195,401
450,000	104,701	139,601	174,501	209,401	220,651
500,000	116,701	155,601	194,501	233,401	245,901
550,000	128,701	171,601	214,501	257,401	271,151
600,000	140,701	187,601	234,501	281,401	296,401
650,000	152,701	203,601	254,501	305,401	321,651
700,000	164,701	219,601	274,501	329,401	346,901
750,000	176,701	235,601	294,501	353,401	372,151
800,000	188,701	251,601	314,501	377,401	397,401

      For computing pension benefits under the North American Coal plans, “Final Average Annual Pay” is based on the average annual earnings for the highest five consecutive years during the last ten years prior to retirement. Earnings include those amounts shown in the “Salary” and “Bonus” columns of the Summary Compensation Table on page 13, which are paid to the executive officers, other than amounts which represent severance payments, relocation allowances and other similar fringe benefits. The 2003 earnings of Mr. Miercort that would be taken into account under the plans is $541,036.

      As of December 31, 2003, the number of years of service under the North American Coal plans for Mr. Miercort is 28 years. The benefits under the North American Coal plans for Mr. Miercort are not subject to a Social Security offset.

Hamilton Beach/Proctor-Silex Pension Plans

      For 1996, Dr. Morecroft was covered by the defined benefit cash balance plans (both qualified and non-qualified) of Hamilton Beach/ Proctor-Silex. Hamilton Beach/ Proctor-Silex credited an amount to a notional account for each covered employee under the plans based on a formula which took into account the employee’s age, compensation and Hamilton Beach/ Proctor-Silex’s profits. Effective as of December 31, 1996, the defined benefit cash balance plans (both qualified and non-qualified) of Hamilton Beach/ Proctor-Silex were permanently frozen for all participants.

      The frozen notional account balances are credited with interest equal to 1% above the one-year Treasury Bill rate (with a minimum of 5% and a maximum of 12%) until benefit commencement. The notional account balances are paid in the form of a lump sum or are converted to an annuity to provide monthly benefit payments. The estimated annual pension benefit for Dr. Morecroft under the cash balance plans, based on compensation, service and interest credits through December 31, 2003, which would be payable on a straight life annuity basis at age 65, is $11,183.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section
16(a) forms they file.

      Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2003, all filing requirements applicable for reporting persons were met, except as follows:

      Susan Sichel filed a report on Form 4 which identified three transactions that should have been reported earlier on a Form 4 and a report on Form 5 which identified two transactions that should have been reported earlier on a Form 4; Frank F. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Thomas E. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Beatrice Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Matthew M. Rankin filed a report on Form 4 which identified four transactions that should have been reported earlier on a Form 4; Elizabeth B. Rankin filed a report on Form 4 which identified four transactions that should have been reported earlier on a Form 4; Margaret E. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Britton T. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; and David F. Taplin filed a report on Form 5 which identified two transactions that should have been reported earlier on a Form 4. In addition, a report deadline for all directors was missed which resulted in a late filing under the new filing deadlines with respect to that portion of annual directors’ retainers that are paid in Class A Common, as follows: Owsley Brown II filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Robert M. Gates filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Leon J. Hendrix, Jr. filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; David H. Hoag filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Dennis W. LaBarre filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Richard de J. Osborne filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Ian M. Ross filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Michael E. Shannon filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Britton T. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; David F. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; and John F. Turben filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4.

2. Confirmation of Appointment of Independent Auditors

      Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent certified public accountants of the Company and its subsidiaries for the current fiscal year. The Board of Directors of the Company recommends a vote for confirmation of the appointment of Ernst & Young LLP as the independent auditors of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the current fiscal year. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

      The Company engaged Arthur Andersen LLP, its principal independent certified public accountants for 2001, to perform reviews of its first quarter 2002 financial statements. On May 8, 2002, the Board of Directors, based on the recommendation of the Audit Review Committee, dismissed its independent auditors, Arthur Andersen LLP, and engaged the services of Ernst & Young LLP as its new principal independent public accountants of the Company and its subsidiaries to perform reviews of the second, third and fourth quarters of 2002 and to audit the books and accounts for the Company and its subsidiaries for the full year 2002. This determination followed a decision by the Board of Directors to seek proposals from independent public accounting firms to audit the consolidated financial statements of the Company and its subsidiaries.

      The audit report of Arthur Andersen LLP on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the fiscal year ended December 31, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal year ended December 31, 2002.

      During the period from January 1, 2002 through May 8, 2002, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

      2003 – Ernst & Young LLP billed or will bill the Company $2.5 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2003, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

      2002 – Ernst & Young LLP billed the Company $2.1 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2002, as well as for services provided in connection with statutory audits and regulatory filings with the SEC. In addition, Arthur Andersen LLP billed the Company $0.3 million, in the aggregate, for professional services rendered by Arthur Andersen LLP, comprised of $0.1 million for the review of the interim financial statements included in the Company’s Form 10-Q filed for the first quarter of the fiscal year ended December 31, 2002 and $0.2 million in connection with the Registration Statement on Form S-4 of the Company’s subsidiary, NMHG Holding Co., which was declared effective by the SEC on August 12, 2002.

Audit-Related Fees

      2003 – Ernst & Young LLP billed or will bill the Company $0.2 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2003, primarily related to the audits of employee benefit plans, review of financial statements of certain of the Company’s subsidiaries and accounting advisory services.

      2002 – Ernst & Young LLP billed the Company $0.2 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2002 primarily related to the audits of employee benefit plans, review of the financial statements of certain of the Company’s subsidiaries and accounting advisory services. Arthur Andersen LLP did not bill the Company fees for Audit-Related Services rendered during the year ended December 31, 2002.

Tax Fees

      2003 – Ernst & Young LLP billed or will bill the Company less than $0.1 million, in the aggregate, for professional tax services rendered by Ernst & Young LLP in 2003, primarily for tax return compliance and tax advice services.

      2002 – Ernst & Young LLP billed the Company, during the fiscal year ended December 31, 2002, $0.3 million, in the aggregate, for professional tax services comprised of $0.1 million of fees for tax return compliance, $0.1 million of fees for services related to tax audit assistance, and, $0.1 million of fees for services related to tax consultation. In addition, Arthur Andersen LLP billed the Company, during the fiscal year ended December 31, 2002, $0.3 million, in the aggregate, for professional tax services rendered by Arthur Andersen LLP during the fiscal year ended December 31, 2002 comprised of $0.2 million of fees for services related to tax return compliance and $0.1 million of fees for services related to tax audit assistance and tax consultation.

All Other Fees

      2003 – Ernst & Young LLP has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2003.

      2002 – Ernst & Young LLP billed the Company $0.3 million, in the aggregate, for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2002. All other services includes approximately $0.3 million of fees for litigation support. Litigation support services provided by Ernst & Young LLP were rendered in connection with litigation involving one of the Company’s subsidiaries and commenced prior to the decision by the Company’s Board of Directors to engage Ernst & Young LLP as its principal independent auditors.

      No assurance or related services, tax compliance, tax advice or tax planning services, or products and services performed by the principal accountant for the Company were approved during the last two fiscal years by the Audit Review Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Pre-Approval Policies and Procedures

      Under the Company’s pre-approval policies and procedures, following a brief transition period in 2002 and 2003 with respect to previously approved tax and litigation support services, only audit and audit-related services and limited tax services will be performed by the Company’s principal independent certified public accountant. In addition, all audit, audit-related, tax and other accounting services to be performed for the Company must be pre-approved by the Company’s Audit Review Committee. In furtherance of this policy, for 2003 the Audit Review Committee authorized the Company to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Committee has delegated to the Chairman of the Audit Review Committee and one other Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. The Company provides the Chairman of the Committee with written confirmation of each individual service engagement, and provides a summary of authorities and commitments at each general meeting of the Committee.

      The Audit Review Committee has considered whether the provision of the non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence. In addition, as a result of the recommendation of the Audit Review Committee, the Company has adopted policies limiting the services provided by the Company’s independent auditors that are not audit or audit-related services.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES

      The Nominating and Compensation Committee (or successor committee) will consider stockholder recommendations for nominees for election to the Company’s Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017, Attention: Secretary, and must be received at the Company’s executive offices on or before December 31 of each year in anticipation of the following year’s Annual Meeting of Stockholders. All stockholder recommendations for director nominees must set forth the following information:

1.	The name and address of the stockholder recommending the candidate for consideration as such information appears on the records of the Company, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employments and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company;

4.	The disclosure of any relationship of the candidate being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to the Company’s undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Nominating and Governance Committee desires to do so, has consented to be named in the Company’s proxy statement and has consented to serve as a director of the Company, if elected.

      There are no specific qualifications or specific qualities or skills that are necessary for directors of the Company to possess. In evaluating director nominees, the Nominating and Compensation Committee (or a successor committee)will consider such factors as it deems appropriate, and other factors identified from time to time by the Board of Directors. The Nominating and Compensation Committee will consider the entirety of each proposed director nominee’s credentials. As a general matter, the Committee will consider factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of the Board of Directors and other new director candidates. The Nominating and Compensation Committee’s goal in selecting directors for nomination to the Board of Directors is generally to seek a well-balanced membership that combines a variety of experience, skill and intellect in order to enable the Company to pursue its strategic objectives.

      The Nominating and Compensation Committee will consider all information provided to it that is relevant to a candidate’s nomination as a director of the Company. Following such consideration, the Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Committee will meet to determine whether to recommend the candidate to the Board of Directors. The Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.

      The Nominating and Compensation Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Committee regularly reviews the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates. Candidates may be recommended by current members of the Board of Directors, third-party search firms or stockholders. No search firm was retained by the Committee during the past fiscal year. The Nominating and Compensation Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with the Company. In order to preserve its impartiality, the Nominating and Compensation Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting must be received at the Company’s executive offices on or before November 18, 2004. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for the Company to include the matter in its proxy statement and proxy related to the next annual meeting must notify the Company by February 1, 2005 of such intention. If the Company does not receive such notice by that date, the notice will be considered untimely. The Company’s proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by February 1, 2005. Notices should be submitted in the manner and to the address set forth above.

COMMUNICATIONS WITH DIRECTORS

      The Company’s security holders and other interested parties may communicate with the Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the business of the Company and/or its subsidiaries, and communications that relate to improper or irrelevant topics.

SOLICITATION OF PROXIES

      The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common and Class B Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

      The directors know of no other matters which are likely to be brought before the meeting. The Company did not receive notice by February 11, 2004 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

CHARLES A. BITTENBENDER
Secretary

Mayfield Heights, Ohio

March 18, 2004

      It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, date and mail the enclosed form(s) of proxy in the enclosed envelope, which requires no postage if mailed in the United States. Stockholders who hold both Class A Common and Class B Common should fill out, sign, date and return BOTH forms of proxy.

EXHIBIT A

AUDIT REVIEW COMMITTEE CHARTER

Purposes

      The purposes of the NACCO Industries, Inc. Audit Review Committee are to (a) assist the Company’s Board of Directors in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of any firm designated by the Company as the independent auditor of the consolidated financial statements of the Company and its subsidiaries (the “independent auditor”) and (iv) the performance of the independent auditors and the Company’s internal audit function; (b) oversee the Company’s Corporate Compliance Program and (c) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement (the “Audit Review Committee Report”).

Composition of the Committee

      Number. The Committee shall consist of no fewer than three members.

      Qualifications. Each Committee member shall have all of the following qualifications:

1)	Each Committee member shall meet the independence criteria of (a) the listing standards of the New York Stock Exchange, Inc. (“NYSE”), as such requirements are interpreted by the Board of Directors in its business judgment and as set forth in the Company’s Corporate Governance Guidelines, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Exchange Act, and the NYSE.

2)	Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC. The Board of Directors shall determine, in its business judgment, whether a member is financially literate and whether at least one member has the requisite accounting or financial management expertise. The Board of Directors will also determine whether one or more members of the Committee meets the financial expert criteria of Section 407 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and if so, identify at least one of such members. The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

3)	Each Committee member shall receive as compensation from the Company only those forms of compensation that are not prohibited by Section 301 of the Sarbanes-Oxley Act and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. Permitted compensation includes directors’ fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board Committee).

4)	If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its annual proxy statement.

      Appointment. The Board of Directors will appoint the members and the Chairman of the Committee. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Duties and Responsibilities of the Committee

      The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

      The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

      In performing its responsibilities, the Committee shall:

1)	Retain the Independent Auditors. The Committee has the sole authority to (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit services with the Company’s independent auditors, subject to the following. The Committee will exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act and the rules and listing standards promulgated thereunder by the SEC and the NYSE. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee that it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

2)	Review and Discuss the Independent Auditors’ Quality-Control. At least annually, the Committee will obtain and review a report by the independent auditors describing (a) the audit firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

3)	Review and Discuss the Independence of the Independent Auditors. In connection with the retention of the Company’s independent auditors, at least annually the Committee will review and discuss the information provided by management and the independent auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditors. The Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the independent auditors and the Company consistent with applicable independence standards, (b) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditors and (c) taking appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence. In connection with the Committee’s evaluation of the independent auditors’ independence, the Committee shall also take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

4)	Evaluation of Independent Auditor. At least annually, the Committee will evaluate the independent auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor and the audit team in general.

5)	Set Hiring Policies. The Committee will set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

6)	Review and Discuss the Audit Plan. The Committee will review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations.

7)	Review and Discuss Conduct of the Audit. The Committee will review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management, and (c) significant issues discussed with the independent auditors’ national office. The Committee will decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

8)	Review and Discuss Financial Statements and Disclosures. The Committee will review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

9)	Discuss Financial Information. The Committee will discuss in general from time to time the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings releases and other financial news releases as well as other financial information and earnings guidance, if any, to be disclosed by the Company. In addition, the Committee will review and discuss earnings news releases prior to distribution.

10)	Review and Discuss Internal Audit Plans. The Committee will review and discuss with the Director of Internal Audit the plans for and the scope of the ongoing audit activities of the internal audit department.

11)	Review and Discuss Internal Audit Reports. The Committee will review and discuss with the Director of Internal Audit the annual report of audit activities, examinations and the results thereof of the internal audit department.

12)	Review and Discuss the Systems of Internal Accounting Controls. The Committee will review and discuss with the independent auditors, the Director of Internal Audit and other appropriate officers of the Company the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (a) the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC, and (b) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act.

13)	Review and Discuss the Recommendations of Independent Auditors. The Committee will review and discuss with the Director of Internal Audit recommendations made by the independent auditors and the Director of Internal Audit, as well as such other matters, if any, as such persons or other officers of the Company may bring to the attention of the Committee.

14)	Review and Discuss the Audit Results. The Committee will review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit, (b) the accompanying management letter, if any, (c) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71 and (d) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and, as appropriate, a review of (a) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

15)	Obtain Assurances under Section 10A(b) of the Exchange Act. The Committee will obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

16)	Discuss Risk Management Policies. The Committee will discuss guidelines and policies with respect to financial risk assessment and financial risk management to assess and manage the Company’s financial risk exposures.

17)	Obtain Reports Regarding Conformity with Legal Requirements and the Company’s Code of Corporate Conduct. The Committee will periodically obtain reports from management and the Director of Internal Audit that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Corporate Conduct. The Committee will charge the independent auditor to report to the Committee regarding any failure by the Company and its subsidiary/foreign affiliated entities to be in conformity with applicable legal requirements and the Company’s Code of Corporate Conduct. The Committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Corporate Conduct.

18)	Review Possible Dualities of Interest and Conflicts of Interest. The Committee will consider possible dualities of interest and conflicts of interest of directors and management and make recommendations to address any such duality of interest or conflict of interest. The Board of Directors will cause the Company to disclose any waiver of the Company’s conflict of interest policy for a director or executive officer to the extent required by law and the Company’s Code of Corporate Conduct.

19)	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee will establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act and the rules and listing requirements promulgated thereunder by the SEC and the NYSE.

20)	Discuss with General Counsel Matters Regarding Financial Statements or Compliance Policies. The Committee should discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

21)	Review and Discuss Other Matters. The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

22)	Make Board Reports. The Committee should report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate,

but in no event less than once a year. Such report should include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the internal audit function.

23)	Adapt to Changing Conditions and Circumstances. The Committee, in carrying out its responsibilities, policies and procedures should continually review its activities to ensure that it adapts to changing conditions and circumstances.

Meetings of the Committee

      The Committee shall meet in person or telephonically at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

      The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Delegation

      Consistent with applicable laws, rules and regulations, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Committee.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties.

      The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Audit Review Committee Report

      The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Review Committee Report.

Annual Performance Evaluation

      The Committee will conduct and review with the Board of Directors annually an evaluation of the Committee’s performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Review of Charter

      The Committee will conduct and review with the Board of Directors annually an evaluation of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Disclosure of Charter

      Consistent with the listing standards of the NYSE, this Charter is included on the Company’s website and is available upon request in writing sent to the Secretary of the Company. The Company’s annual report to stockholders states that this Charter is available on the Company’s website and is available upon request in writing sent to the Secretary of the Company.

March 2004

Annual Meeting of Stockholders
5875 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO 44124-4017	May 12, 2004

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR

PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

DETACH CARD

[Logo] NACCO INDUSTRIES, INC.

Class A Common Stock

Solicited on behalf of the Board of Directors for Annual Meeting, May 12, 2004

P

R

O

X

Y

The undersigned hereby appoints Robert M. Gates, Alfred M. Rankin, Jr. and Ian M. Ross, and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc. to be held on May 12, 2004, and at any adjournment or adjournments thereof, as follows and in accordance with their judgment upon any other matter properly presented.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposal 2.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

1. The election of the nominees listed below as directors:

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

Owsley Brown II    Robert M. Gates    Leon J. Hendrix, Jr.    David H. Hoag

Dennis W. LaBarre    Richard de J. Osborne    Alfred M. Rankin, Jr.    Ian M. Ross
Michael E. Shannon    Britton T. Taplin    David F. Taplin    John F. Turben

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

2.	Proposal to confirm the appointment of Ernst & Young LLP as independent auditors.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

DATE: , 2004

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY

Annual Meeting of Stockholders
5875 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO 44124-4017	May 12, 2004

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR

PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

DETACH CARD

[Logo] NACCO INDUSTRIES, INC.

Class B Common Stock

Solicited on behalf of the Board of Directors for Annual Meeting, May 12, 2004

P

R

O

X

Y

The undersigned hereby appoints Robert M. Gates, Alfred M. Rankin, Jr. and Ian M. Ross, and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc. to be held on May 12, 2004, and at any adjournment or adjournments thereof, as follows and in accordance with their judgment upon any other matter properly presented.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposal 2.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

1. The election of the nominees listed below as directors:

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

Owsley Brown II    Robert M. Gates    Leon J. Hendrix, Jr.    David H. Hoag

Dennis W. LaBarre    Richard de J. Osborne    Alfred M. Rankin, Jr.    Ian M. Ross
Michael E. Shannon    Britton T. Taplin    David F. Taplin    John F. Turben

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

2.	Proposal to confirm the appointment of Ernst & Young LLP as independent auditors.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

DATE: , 2004

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY